NEWS RELEASE 1 AbCellera Reports Q1 2023 Business Results 05/04/2023 ● Total revenue of $12 million, compared to $317 million in Q1 2022 ● Total cumulative partnered program starts of 101, up 20% from Q1 2022 ● Net loss of $0.14 per share on a basic and diluted basis, compared to net earnings of $0.59 (basic) and $0.54 (diluted) per share in Q1 2022 VANCOUVER, British Columbia, May 4, 2023 -- AbCellera (Nasdaq: ABCL) today announced financial results for the first quarter of 2023. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated. “In the first quarter we have continued to execute on our strategy of building the industry's preferred engine for the discovery and development of antibody therapeutics. Notably, new data on our T-cell engager platform demonstrates that we can generate TCEs with superior properties on a highly accelerated timeline, and against challenging tumor targets,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “As we progress further into 2023, we remain steadfast in our strategy of building best-in-world capabilities for the discovery and development of antibody therapeutics.” Q1 2023 Business Summary ● Earned $12.2 million in total revenue. ● Generated a net loss of $40.1 million, compared to net earnings of $168.6 million in Q1 2022. ● Reached a cumulative total of 177 programs under contract with 41 different partners. ● Maintained a cumulative total of 101 partnered program starts. ● Reporting the advancement of one additional molecule into the clinic, bringing the cumulative total to nine molecules in the clinic. ellera 2215 Yukon St. Vancouver, BC Canada, V5Y 0Al T 1. 604.559.9005 abcelle.ra.com

Key Business Metrics

Cumulative Metrics	March 31, 2022	March 31, 2023	Change %
Number of discovery partners	36	41	14 %
Programs under contract	158	177	12 %
Partnered program starts	84	101	20 %
Molecules in the clinic	6	9	50 %

AbCellera added three partnered programs in Q1 2023 to reach a cumulative total of 177 programs under contract (up from 158 on March 31, 2022) that are either completed, in progress, or under contract with 41 different partners as of March 31, 2023 (up from 36 on March 31, 2022). AbCellera maintained a cumulative total of 101 partnered program starts in Q1 2023 (up from 84 on March 31, 2022). AbCellera's partners advanced an additional molecule into the clinic in Q1 2023, bringing the cumulative total of molecules in the clinic to nine (up from six on March 31, 2022).

Discussion of Q1 2023 Financial Results

- Revenue – Total revenue was $12.2 million, compared to $316.6 million in Q1 2022. The partnership business generated research fees of $10.6 million, compared to $9.3 million in Q1 2022. Milestone payments were $1.3 million and licensing revenue was $0.4 million.
- Research & Development (R&D) Expenses – R&D expenses were $52.6 million, compared to $26.4 million in Q1 2022, reflecting continuing investments in the capacity and capabilities of AbCellera's engine for antibody discovery and development, and in co-development programs.
- Sales & Marketing (S&M) Expenses – S&M expenses were $3.8 million, compared to $2.4 million in Q1 2022. The increase reflects continued investments in business development.
- General & Administrative (G&A) Expenses – G&A expenses were $15.1 million, compared to $14.3 million in Q1 2022, with the increase driven by investments to support the growth of the company.
- Net Loss – Net loss of $40.1 million, or $(0.14) per share on a basic and diluted basis, compared to net earnings of $168.6 million, or $0.59 per share on a basic and $0.54 on a diluted basis in Q1 2022.
- Liquidity – $821.5 million of total cash, cash equivalents, and marketable securities.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera's Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

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3 About AbCellera Biologics Inc. AbCellera is breaking the barriers of conventional antibody discovery to bring better medicines to patients, sooner. AbCellera’s engine integrates expert teams, technology, and facilities with the data science and automation needed to propel antibody-based medicines from target to clinic in nearly every therapeutic area with precision and speed. AbCellera provides innovative biotechs and leading pharmaceutical companies with a competitive advantage that empowers them to move quickly, reduce cost, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com. Definition of Key Business Metrics We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our engine and our level of market penetration. The metric also relates to our opportunities to secure programs under contract. Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover or deliver antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties. Partnered program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting potential for near-term payments. Cumulatively, partnered program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term. Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has been approved based on an antibody that was discovered either by us or by a partner using

4 licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term. AbCellera Forward-Looking Statements This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward- looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law. Source: AbCellera Biologics Inc. Inquiries Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236) 521-6774 Business Development: Murray McCutcheon, Ph.D.; bd@abcellera.com, +1(604) 559-9005 Investor Relations: Josephine Hellschlienger, Ph.D.; ir@abcellera.com, +1(778) 729-9116

5 AbCellera Biologics Inc. Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) (All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data) (Unaudited) Three months ended March 31, 2022 2023 Revenue: Research fees $ 9,333 $ 10,570 Licensing revenue 231 372 Milestone payments - 1,250 Royalty revenue 307,017 - Total revenue 316,581 12,192 Operating expenses: Royalty fees 44,637 - Research and development(1) 26,366 52,647 Sales and marketing(1) 2,370 3,771 General and administrative(1) 14,268 15,134 Depreciation and amortization 3,990 5,514 Total operating expenses 91,631 77,066 Income (loss) from operations 224,950 (64,874) Other (income) expense Interest (income) (665) (9,759) Grants and incentives (5,194) (3,374) Other - (3,593) Total other (income) (5,859) (16,726) Net earnings (loss) before income tax 230,809 (48,148) Income tax (recovery) expense 62,236 (8,038) Net earnings (loss) $ 168,573 $ (40,110) Foreign currency translation adjustment 507 (630) Comprehensive income (loss) $ 169,080 $ (40,740) Net earnings (loss) per share attributable to common shareholders Basic $ 0.59 $ (0.14) Diluted $ 0.54 $ (0.14) Weighted-average common shares outstanding Basic 283,895,020 287,767,136 Diluted 311,482,017 287,767,136 (1) Exclusive of depreciation and amortization

6 AbCellera Biologics Inc. Condensed Consolidated Balance Sheet (All figures in U.S. dollars. Amounts are expressed in thousands except share data) (Unaudited) December 31, 2022 March 31, 2023 Assets Current assets: Cash and cash equivalents $ 386,535 $ 193,017 Marketable securities 499,950 603,478 Total cash, cash equivalents, and marketable securities 886,485 796,495 Accounts and accrued receivable 38,593 20,003 Restricted cash 25,000 25,000 Other current assets 75,413 99,155 Total current assets 1,025,491 940,653 Long-term assets: Property and equipment, net 217,255 233,187 Intangible assets, net 131,502 128,845 Goodwill 47,806 47,806 Investments in and loans to equity accounted investees 72,522 57,583 Other long-term assets 46,331 89,845 Total long-term assets 515,416 557,266 Total assets $ 1,540,907 $ 1,497,919 Liabilities and shareholders' equity Current liabilities: Accounts payable and other liabilities $ 33,150 $ 31,814 Current portion of contingent consideration payable 44,211 42,876 Accrued royalties payable 19,347 3,094 Deferred revenue 21,612 11,807 Total current liabilities 118,320 89,591 Long-term liabilities: Operating lease liability 76,675 77,265 Deferred revenue 19,516 25,416 Deferred grant funding 40,801 45,026 Contingent consideration payable 16,054 15,733 Deferred tax liability 33,178 33,426 Other long-term liabilities 3,086 2,962 Total long-term liabilities 189,310 199,828 Total liabilities 307,630 289,419 Commitments and contingencies Shareholders' equity: Common shares: no par value, unlimited authorized shares at December 31, 2022 and March 31, 2023: 286,851,595 and 288,426,514 shares issued and outstanding at December 31, 2022 and March 31, 2023, respectively 734,365 742,816 Additional paid-in capital 74,118 81,630 Accumulated other comprehensive (loss) (1,391) (2,021) Accumulated earnings 426,185 386,075 Total shareholders' equity 1,233,277 1,208,500 Total liabilities and shareholders' equity $ 1,540,907 $ 1,497,919

7 AbCellera Biologics Inc. Condensed Consolidated Statement of Cash Flows (Expressed in thousands of U.S. dollars) (Unaudited) Three months ended March 31, 2022 2023 Cash flows from operating activities: Net earnings (loss) $ 168,573 $ (40,110) Cash flows from operating activities: Depreciation of property and equipment 1,391 2,858 Amortization of intangible assets 2,606 2,656 Amortization of operating lease right-of-use assets 976 1,606 Stock-based compensation 12,291 15,474 Other (592) (3,634) Changes in operating assets and liabilities: Accounts and accrued research fees receivable (8,751) 7,915 Accrued royalties receivable (167,914) 9,260 Income taxes payable 69,965 (12,614) Accounts payable and accrued liabilities 751 (5,778) Deferred revenue 941 (3,905) Accrued royalties payable 22,857 (16,253) Deferred grant revenue 4,682 4,525 Other assets (7,557) (6,063) Net cash provided by (used in) operating activities 100,219 (44,063) Cash flows from investing activities: Purchases of property and equipment (14,495) (14,984) Purchase of marketable securities (51,774) (360,752) Proceeds from marketable securities 57,294 262,638 Receipt of grant funding 2,596 2,693 Long-term investments and other assets (11,657) (34,735) Investment in and loans to equity accounted investees (8,335) (4,469) Net cash used in investing activities (26,371) (149,609) Cash flows from financing activities: Payment of liability for in-licensing agreement and contingent consideration (5,072) (948) Proceeds from long-term debt and exercise of stock options 1,941 490 Net cash used in financing activities (3,131) (458) Effect of exchange rate changes on cash and cash equivalents (204) (213) Increase (decrease) in cash and cash equivalents 70,513 (194,343) Cash and cash equivalents and restricted cash, beginning of period 501,142 414,650 Cash and cash equivalents and restricted cash, end of period $ 571,655 $ 220,307 Restricted cash included in other assets 937 2,290 Total cash, cash equivalents and restricted cash shown on the balance sheet $ 570,718 $ 218,017 Supplemental disclosure of non-cash investing and financing activities Property and equipment in accounts payable 2,353 8,918 Right-of-use assets obtained in exchange for operating lease obligation 658 2,124